As filed with the Securities and Exchange Commission on June 13, 1997.

                                                           File No. 33-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                                 QPQ CORPORATION
               (Exact name of issuer as specified in its charter)

               Florida                                      65-064671
   (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

            7777 Glades Road
              Suite 213
          Boca Raton, Florida                                 33434
 (Address of principal executive offices)                   (Zip Code)
                               __________________

                         MANAGEMENT CONSULTING AGREEMENT
                               WITH MANNY SHULMAN

                            EMPLOYMENT AGREEMENT WITH
                              C. LAWRENCE RUTSTEIN

                           COMPENSATION AGREEMENT WITH
                               CHARLES B. PEARLMAN
                            (Full title of the plan)
                               __________________

                         C. Lawrence Rutstein, President
                                7777 Glades Road
                                    Suite 213
                            Boca Raton, Florida 33434
                          Telephone No.: (561) 470-6005
                     (Name and address of agent for service)

                                    Copy to:

                            Charles B. Pearlman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                               __________________

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed     Proposed
                                          maximum      maximum
                                          offering     aggregate    Amount of
Title of securities     Amount to be      price per    offering     registration
 to be registered       registered        share        price        fee

================================================================================

Common Stock(1)
($.01 par value)        1,112,840 shares   $.2187      $243,378    $73.76

================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low bid price for the Common Stock, $.01 per share (the "Common Stock") as reported by NASDAQ on June 10, 1997.

                                QPQ CORPORATION

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

            Form S-8 Item Number
                and Caption                          Caption in Prospectus
            --------------------                     ---------------------

 1.   Forepart of Registration State-                Facing Page of Registration
      ment and Outside Front Cover                   Statement and Cover Page of
      Page of Prospectus                             Prospectus

 2.   Inside Front and Outside Back                  Inside Cover Page of Pro-
      Cover Pages of Prospectus                      spectus and Outside Cover
                                                     Page of Prospectus

 3.   Summary Information, Risk Fac-                 Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                                Not Applicable

 5.   Determination of Offering Price                Not Applicable

 6.   Dilution                                       Not Applicable

 7.   Selling Security Holders                       Sales by Selling Security
                                                     Holders

 8.   Plan of Distribution                           Cover Page of Prospectus
                                                     and Sales by Selling
                                                     Security Holders

 9.   Description of Securities to be                Description of Securities;
      Registered                                     Consulting Agreements

10.   Interests of Named Experts and                 Legal Matters
      Counsel

11.   Material Changes                               Not Applicable

12.   Incorporation of Certain Infor-                Incorporation of Certain
      mation by Reference                            Documents by Reference

13.   Disclosure of Commission Posi-                 Indemnification of Direc-
      tion on Indemnification for                    tors and Officers; Under-
      Securities Act Liabilities                     takings

PROSPECTUS
                                QPQ CORPORATION

                       1,112,840 Shares of Common Stock
                               ($.01 par value)

            Issued Pursuant to the Company's Consulting Agreement with Manny Shulman, Employment Agreement with C. Lawrence Rutstein and Compensation Agreement with Charles B. Pearlman, Esq.

      This Prospectus is part of a Registration Statement which registers an aggregate of 1,112,840 shares of Common Stock, $.01 par value (such shares being referred to as the "Shares"), of QPQ Corporation (the "Company" or "QPQ") which have been issued to (i) Manny Shulman ("Shulman"), a consultant to the Company, pursuant to a written Management Consulting Agreement dated May 15, 1997 (the "Shulman Consulting Agreement"), providing for the issuance of options to purchase up to 500,000 shares of the Company's Common Stock (the "Options");
(ii) C. Lawrence Rutstein ("Rutstein"), an employee of the Company, pursuant to a written Employment Agreement dated May 9, 1997 (the "Rutstein Agreement"), providing for the issuance of 312,840 shares of the Company's Common Stock; and
(iii) Charles B. Pearlman ("Pearlman"), counsel to the Company, pursuant to a written compensation agreement dated May 15, 1997 (the "Pearlman Agreement"), providing for the issuance of 300,000 shares of the Company's Common Stock. Shulman may sometimes be referred to as "Consultant," and the Shulman Consulting Agreement may be referred to as the "Agreement". In addition, the Consultant, Rutstein and Pearlman, in their capacity as selling shareholders, may sometimes hereafter be collectively referred to as the "Selling Security Holders." All of the Shares are being issued to the Consultant, Rutstein and Pearlman pursuant to written consulting or other agreements. The Company has been advised by the Selling Security Holders that they may sell all or a portion of their Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the consulting or other agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                                ________________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ________________

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                 The date of this Prospectus is June ___, 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "QPQ." Electronic Reports and other information found through the Electronic Data Gathering, Analysis & Retrieval System are probably available through the Commission's website (http://www.sec.gov.).

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of 1,112,840 shares of the Company's Common Stock, to be issued to a consultant of the Company, an employee of the Company and counsel to the Company pursuant to written agreements. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the Shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

      (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

      (c) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, QPQ Corporation, 7777 Glades Road, Suite 213, Boca Raton, Florida 33434.

                                  THE COMPANY

General
-------

      QPQ CORPORATION'S BUSINESSES

      QPQ Corporation ("QPQ") develops and operates Domino's Pizza Stores ("Dominos Stores") and until October, 1996 operated a cafe-style restaurant in the Republic of Poland. QPQ has the exclusive right to develop, operate and, with the exception of Domino's Stores developed in Warsaw, Poland, franchise to unrelated third parties ("Non-Affiliated Franchisee") Dominos Stores in Poland pursuant to the Domino's Development Agreement, as amended to date (the "Dominos Development Agreement"), with a wholly owned subsidiary of Dominos Pizza, Inc. ("Dominos"). QPQ has also entered into the Commissary Agreement with a wholly owned subsidiary of Domino's pursuant to which QPQ has been granted the exclusive right to open and operate a Commissary for all Domino's Stores in Poland for the ten-year term of the Domino 's Development Agreement and any renewal term. QPQ opened a Domino's Store in each of March 1994, May 1994 and August 1994. Since August 1995 QPQ Medical has been in the business of developing and/or operating centers which offer primary care, medical services and medically supervised weight lose programs. The weight loss programs use a protocol which integrates systems and routines of nutrition management, exercise and prescribed medication and certain other medical services to address the weight loss and non-weight loss related medical problems of its patients. In January, May, July and September of 1996, QPQ opened its first four (4) medical centers. In February 1997, QPQ Medical acquired the medical practice of Dr. Jack
B. Drimmer, P.A. and relocated such practice to its Aventura center. QPQ's medical centers are located in Kendall, Aventura, Fort Lauderdale and Boca Raton, Florida. QPQ Medical intends to contain its operations to South Florida for the immediate future.

      QPQ, through its direct or indirect subsidiaries,continues to search for, investigate and attempt to secure and develop business opportunities on its own behalf and for its subsidiaries. Moreover, there can be no assurance that QPQ will be successful in its search for new business opportunities.

      DOMINO'S DEVELOPMENT AGREEMENT

      The relationship between QPQ and Domino's is governed principally by the Domino's Development Agreement. Pursuant to the Domino's Development Agreement, as amended, QPQ is granted the exclusive right until December 31, 2003 to develop, operate and, with the exception of Domino's Stores to be developed in Warsaw, Poland, franchise Domino's Stores in Poland. During the initial term of the Domino's Development Agreement, which expires on December 31, 2003, QPQ is required to open and operate, either through affiliates of QPQ ("Affiliated

Franchisees") or unrelated third parties ("Non-Affiliated Franchisees"), at least 50 Domino's Stores in accordance with a schedule that obligates QPQ or its Non-Affiliated Franchisees to open eight Domino's Stores in 1996 and five, six or seven Domino's Stores for each of the following seven years. QPQ did not satisfy the requirements to open eight Domino's stores during 1996 and in March 1997, Domino's granted QPQ an extension until July 1, 1997 to satisfy such requirement. In addition, Domino's indicated it would be agreeable to a further six month extension if QPQ provided satisfactory evidence of recapitalization at a level which, in Domino's sole discretion, will enable QPQ to satisfy its obligations under the agreement. Domino's Stores developed and/or operated by Non-Affiliated Franchisees are counted towards QPQ's obligation to open a minimum number of Domino's Stores. During 1996 QPQ did not open any Domino's stores. In March 1997, construction began on a Domino's Store consisting of approximately 100 square meters with a completion date set for June 1997. If QPQ is in compliance with the Domino's Development Agreement at the expiration of its Initial Term, QPQ will have the option to extend the Domino's Development Agreement for an additional 10-year period. In addition to its rights to develop Domino's Stores, QPQ has been granted the exclusive right to establish a Commissary for the purpose of supplying food products and supplies to the Domino's Stores in Poland. QPQ intends to conduct all of its purchasing, distribution and major food supply preparation operations at or from the Commissary.

      QPQ MEDICAL

      Since August 1995 QPQ Medical has been in the business of developing and/or operating centers which offer primary care, medical services and medically supervised weight lose programs. The weight loss programs use a protocol which integrates systems and routines of nutrition management, exercise and prescribed medication and certain other medical services to address the weight loss and non-weight loss related medical problems of its patients. In January, May, July and September of 1996, QPQ opened its first four (4) medical centers. In February 1997, QPQ Medical acquired the medical practice of Dr. Jack
B. Drimmer, P.A. and relocated such practice to its Aventura center. QPQ's medical centers are located in Kendall, Aventura and Fort Lauderdale, Florida. QPQ Medical intends to contain its operations to South Florida for the immediate future.


      The Company's principal executive offices are located at 7777 Glades Road, Suite 213, Boca Raton, Florida 33434.

AGREEMENTS

      On May 15, 1997, the Company entered into a Management Consulting Agreement with Manny Shulman, pursuant to which the Company granted to Shulman options to purchase up to an aggregate of 500,000 shares of Common Stock of the

Company at an exercise price of $.06 per share in consideration for consulting services to be provided to the Company from May 15, 1997 to June 30, 1997. The Options were fully vested as of the date of grant.

      Under the terms of the Shulman Consulting Agreement, Manny Shulman as Consultant is to undertake for and consult with the Company concerning management, strategic planning, negotiating with security holders, corporate organization and structure, identification of business opportunities and other general corporate issues.

      On May 9, 1997, the Company entered into a five (5) year Employment Agreement with C. Lawrence Rutstein, President of the Company, pursuant to which the Company issued to Rutstein 200,000 shares of the Company's Common Stock and an additional 500,000 options to purchase the Company's Common Stock at an exercise price of $.25 per share as compensation for services rendered and to be rendered to the Company. The shares and options granted shall be non-dilutive until December 31, 1997.

      On June 1, 1997, the Company entered into a Compensation Agreement with Charles B. Pearlman, Esq., whereby the Company agreed to issue Pearlman 300,000 shares of the Company's Common Stock as compensation for certain legal services rendered and to be rendered to the Company by Charles B. Pearlman, Esq. None of the fees paid or shares issued to Pearlman are in connection with any capital-raising by the Company or the filing of any registration statement on behalf of the Company.

RESTRICTIONS UNDER SECURITIES LAWS

      The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITY HOLDERS

      The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly, the amount of Common Stock to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holders following completion of such offering (based on shares of Common Stock of the Company outstanding at June 1, 1997).

                                                     Estimated      Percentage
                                                   Shares to be    to be Owned
Name of Selling         Number of      Shares to    Owned After       After
Security Holder       Shares Owned    be Offered     Offering        Offering
---------------       ------------    ----------     --------        --------

Manny Shulman            500,000 (1)    500,000          -0-            0%
C. Lawrence Rutstein   1,094,940        312,840      782,100 (2)      6.1%
Charles B. Pearlman,
  Esq.                   300,000        300,000          -0-            0%

(1) Includes 500,000 Shares of Common Stock issuable upon exercise of options to purchase shares of the Company's Common Stock at an exercise price of $.06 per share.
(2) Includes shares issued pursuant to options to purchase 782,100 shares of the Company's Common Stock at an exercise price of $.25 per share.

                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 100,000,000 shares of Common Stock, $.01 par value per share, of which 12,106,507 shares were outstanding as of June 5, 1997. The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, none of which were outstanding.

COMMON STOCK

      The Company's Common Stock, $.01 par value, is traded on the NASDAQ SmallCap Market under the symbol "QPQ" and listed on the Boston Stock Exchange, under the symbol "IPZ." The following sets forth the range of high and low closing bid prices for the Common Stock as reported on the NASDAQ during each of the quarters presented. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                                 High              Low
                                                ------            ------
1994
First Quarter                                   3 5/8           2 21/32
Second Quarter                                  3               2 3/4
Third Quarter                                   2 1/4           1 1/2
Fourth Quarter                                  2               1 1/4

                                                 High              Low
                                                ------            ------
1995
First Quarter                                   1 5/16            5/8
Second Quarter                                  2 1/8           21/32
Third Quarter                                   1 7/16            5/8
Fourth Quarter                                  2 1/2             5/8

1996
First Quarter                                   2 3/8           1 5/8
Second Quarter                                  2               2
Third Quarter                                   4               3 1/2
Fourth Quarter                                  2 3/4           2 3/8

1997
First Quarter                                   2 7/8           13/16

      QPQ has not paid any cash dividends on its common stock and QPQ does not currently intend to declare or pay cash dividends in the foreseeable future. QPQ intends to retain any earnings that may be generated to provide funds for the operation of its business.

      As of March 25, 1997, the Company believes there were in excess of 300 holders of record of the Company's Common Stock.

COMMON STOCK

      The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by Shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

      The Company is authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

TRANSFER AGENT

      The Transfer Agent for the shares of Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., counsel for the Company, Fort Lauderdale, Florida.


                                 INDEMNIFICATION

      The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles of Incorporation provide the Company shall indemnify and make sure its officers and directors the fullest extent not prohibited by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
-------     ---------------------------------------

      The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

            (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

            (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

            (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

            (d) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.     Description of Securities
-------     -------------------------

      A description of the Company's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel
-------     --------------------------------------

      Not Applicable.

Item 6.     Indemnification of Directors and Officers
-------     -----------------------------------------

      The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's articles of incorporation provide the Company shall indemnify and make sure its officers and directors the fullest extent not prohibited by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling

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persons of the Company  pursuant to the foregoing  provisions or otherwise,  the
Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the
Act  and  is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption from Registration Claimed
-------     -----------------------------------

      Inasmuch as the Consultant, Rutstein and Pearlman were knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8.     Exhibits
-------     --------

Exhibit                 Description
-------                 -----------

(4)(a)      Management Consulting Agreement with Manny Shulman.

(4)(b)      Employment Agreement with C. Lawrence Rutstein.

(4)(c)      Compensation  Agreement with Charles B. Pearlman, Esq.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares pursuant to the above Consulting Agreement, Employment Agreement and Compensation Agreement.

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)      Consents of independent certified public accountants












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Item 9.     Undertakings
-------     ------------

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and the State of Florida, on the 13th day of June, 1997.

                                          QPQ CORPORATION


                                          By: /s/ C. Lawrence Rutstein
                                             -----------------------------------
                                              C. Lawrence Rutstein
                                              Chief Executive Officer and
                                              President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                       Date

                              Chief Executive Officer
                              and President (Principal
                              Executive Officer and
/s/ C. Lawrence Rutstein      Principal Accounting Officer)       June 13, 1997
---------------------------
C. Lawrence Rutstein

/s/ Robert Hausman
---------------------------   Director                            June 13, 1997
Robert Hausman













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